Exhibit 99.1

Perkins & Marie Callender's Inc.
6075 Poplar Avenue
Suite 800
Memphis, TN  38119

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Vivian H. Brooks
Phone:  508-347-2368

Perkins & Marie Callender’s Inc.
Reports Results for the Year Ended December 27, 2009

Memphis, TN, March 29, 2010 – Perkins & Marie Callender’s Inc. (together with its consolidated subsidiaries, the “Company”, “PMCI” or “we”) is reporting today its financial results for the fiscal year ended December 27, 2009.

Highlights for 2009:

•
Total revenues were down 7.9% to $536.1 million in 2009, primarily due to decreases in comparable sales at Company-operated Perkins and Marie Callender’s restaurants and lower sales to external customers at Foxtail.

•
Perkins restaurants’ comparable sales decreased by 6.6% and Marie Callender’s restaurants’ comparable sales decreased by 6.4% in 2009 as compared to 2008.  These declines resulted primarily from a decrease in traffic at both concepts due to difficult economic conditions that affected the entire restaurant industry.

•
Food cost for the year declined to 26.0% of food sales in 2009 from 29.2% in 2008 due primarily to lower commodity costs, higher sales prices at Foxtail and improved food cost controls at both our Perkins and Marie Callender’s restaurants.

•
The Company’s EBITDA (as defined below) for 2009 increased by $4.1 million from 2008 due principally to improved financial results at Foxtail.  Foxtail’s segment income increased by $7.0 million in 2009 compared to 2008, after elimination of a $1.7 million non-cash goodwill impairment charge in 2008, due to higher sales prices, lower commodity costs and improved manufacturing efficiencies in 2009.

•
One Perkins franchised restaurant was opened during 2009; one Perkins Company-operated restaurant and four Perkins franchised restaurants were closed.  Two Marie Callender’s franchised restaurants were closed, and one franchised Marie Callender’s restaurant converted to Company-ownership during the year.

J. Trungale, President and Chief Executive Officer of Perkins & Marie Callender’s Inc., commented, “Perkins & Marie Callender’s Inc. met the challenges of 2009 with a resolute approach focused on maintaining the quality and integrity of our brands while offering the best price/value relationship to our guests.  Although 2009 was a challenging year, we were successful in holding margins, continuing to improve store-level execution, and managing corporate-level costs without adversely affecting our guests.  We were diligent in turning the Foxtail business around, significantly increasing its production capacity, and we look forward to seeing additional improvement at Foxtail in 2010.  Perkins franchising efforts yielded greater levels of interest in the fourth quarter, and the breakfast rollout at Marie Callender’s continued to generate incremental sales and profits.  As we embrace 2010, we continue to focus on promoting brand believable and operationally executable programming for both Perkins and Marie Callender’s and remain confident in the staying power of both brands.”

2009 Financial Results

Revenues in 2009 decreased 7.9% to $536.1 million from $582.0 million in 2008.  The decrease resulted from a $32.9 million decrease in sales in the restaurant segment, a $1.6 million decrease in the franchise segment and an $11.8 million decrease in the Foxtail segment.  Company-owned Perkins comparable restaurant sales decreased by 6.6% and Company-owned Marie Callender’s comparable restaurant sales decreased by 6.4% in 2009 as compared to 2008.

Food cost for 2009 decreased to 26.0% of food sales from 29.2% in 2008.  Restaurant segment food cost was down by 1.5% to 25.4% of food sales in 2009, primarily due to lower commodity costs, particularly red meat, produce, dairy products and eggs.  In the Foxtail segment, food cost decreased to 56.8% of food sales in 2009 from 65.9% in 2008, primarily due to lower commodity costs, particularly fruit and eggs, increases in sales prices over all major product lines during the second half of 2008 and improved pie manufacturing efficiencies.

Labor and benefits costs, as a percentage of total revenues, increased by 0.7% to 33.1% in 2009 compared to 2008.  The labor and benefits ratio increased by 0.6% in the restaurant segment due to a greater impact from fixed store management costs and higher employee insurance costs, while the Foxtail segment labor and benefits expense decreased from 13.5% in 2008 to 12.6% in 2009. The decrease of 0.9% in the Foxtail segment was due primarily to a decrease in production labor, resulting from improvements in production efficiency.

Operating expenses for 2009 were $145.6 million, or 27.2% of total revenues, compared to $152.3 million, or 26.2% of total revenues in 2008.  Restaurant segment operating expenses increased by 1.0% to 29.3% of restaurant sales in 2009 due primarily to the decline in revenues.  Operating expenses in the Foxtail segment decreased by $1.5 million to 10.5% of segment food sales due primarily to lower repairs and maintenance, energy, transportation and warehouse costs.

General and administrative expenses were 8.6% of total revenues, an increase of 0.4% from 2008.  The percentage increase results from the decrease in total revenues, as overall G&A expenses declined by $1.7 million due primarily to lower marketing program costs and allowances at Foxtail.

Depreciation and amortization was 4.5% and 4.2% of revenues in both 2009 and 2008, respectively.

Interest, net was 8.2% of revenues in 2009, compared to 6.3% in 2008.  The 1.9% increase was primarily due to an increase in the average effective interest rate to 11.6% from 10.1%, an approximate $14.1 million increase in the average debt outstanding during 2009 and lower revenues as compared to 2008.

During the third quarter of 2008, we recorded a non-cash goodwill impairment charge of $20.2 million, comprised of $18.5 million related to our franchise segment and $1.7 million related to our Foxtail segment.  In 2009, the Company recorded a non-cash charge of $1.5 million to write-off an intangible asset resulting from the termination of a customer contract at Foxtail. No additional charges were required during the remainder of 2008 or during 2009.

On September 24, 2008, the Company issued $132.0 million of 14% senior secured notes and entered into a new $26.0 million revolving credit facility in connection with the refinancing of its then existing $100.0 million term loan and $40.0 million revolver.  The pre-existing credit agreement terminated upon the consummation of the refinancing.  In connection with this transaction, we recognized a loss of $3.0 million due to the write-off of deferred financing costs related to the terminated credit agreement.

Other, net was $3.5 million of income in 2009 compared to $0.4 million of expense in 2008.  The 2009 income primarily represents gains on invested deferred compensation assets and a one-time benefit from unredeemed gift cards amounting to $2.2 million.

Based on the above factors, total net loss attributable to PMCI decreased from $53.0 million in 2008 to $36.2 million in 2009.

Adjusted EBITDA

The Company defines adjusted EBITDA as net income or loss before income taxes or benefits, interest expense (net), depreciation and amortization, asset impairments and closed store expenses, pre-opening expenses, management fees, certain non-recurring income and expense items and other income and expense items unrelated to operating performance.  The Company considers adjusted EBITDA to be an important measure of performance from core operations because adjusted EBITDA excludes various income and expense items that are not indicative of the Company’s operating performance.  The Company believes that adjusted EBITDA is useful to investors in evaluating the Company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.  The Company also believes that adjusted EBITDA is useful to investors in evaluating the Company’s operating performance compared to that of other companies in the same industry, as the calculation of adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, all of which may vary from one company to another for reasons unrelated to overall operating performance.  The Company’s calculation of adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.  Adjusted EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles and accordingly should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company’s operating performance or liquidity.  The following table provides a reconciliation of net loss to adjusted EBITDA:

	Year Ended	Year Ended	Year Ended
(in thousands)	December 27, 2009	December 28, 2008	December 30, 2007

Net loss attributable to PMCI	$(36,219)	(52,953)	(16,335)
Provision for (benefit from) income taxes	171	(1,769)	1,482
Interest, net	44,120	36,689	31,180
Depreciation and amortization	24,041	24,699	24,822
Transaction costs	-	-	1,013
Asset impairments and closed store expenses	5,997	1,797	2,463
Goodwill impairment	-	20,202	-
Loss on extinguishments of debt	-	2,952	-
Pre-opening expenses	40	341	1,992
Management fees	3,770	3,676	3,576
Other items	(2,195)	-	351
Adjusted EBITDA	$39,725	35,634	50,544

About the Company

Perkins & Marie Callender’s Inc. operates two restaurant concepts:  (1) full-service family dining restaurants, which serve a wide variety of high quality, moderately-priced breakfast, lunch and dinner entrees, under the name Perkins Restaurant and Bakery, and (2) mid-priced, casual-dining restaurants specializing in the sale of pies and other bakery items under the name Marie Callender’s Restaurant and Bakery.  As of December 27, 2009, the Company owned and operated 163 Perkins restaurants and franchised 314 Perkins restaurants.  The Company also owned and operated 77 Marie Callender’s restaurants, two Callender’s Grill restaurants, an East Side Mario’s restaurant and 12 Marie Callender’s restaurants under partnership agreements.  Franchisees owned and operated 38 Marie Callender’s restaurants and one Marie Callender’s Grill.

Conference Call

Perkins & Marie Callender’s Inc. has scheduled a conference call for Monday, April 5, 2010, at 10:00 a.m. (CDT) to review 2009 earnings.  The dial-in number for the conference call is (866) 207-2203 and the access code number is 62382355.  A taped playback of this call will be available two hours following the call on Monday, April 5, 2010, through midnight (EDT) on Monday, April 12, 2010.  The taped playback can be accessed by dialing (800) 642-1687 and by using access code number 62382355.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, written, oral or otherwise made, may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative thereof or other variations thereon or comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections.  While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors affecting these forward-looking statements include, among others, the following:

•	general economic conditions, consumer preferences and demographic patterns, either nationally or in particular regions in which we operate;
•	our substantial indebtedness;
•	our liquidity and capital resources;
•	competitive pressures and trends in the restaurant industry;
•	prevailing prices and availability of food, labor, raw materials, supplies and energy;
•	a failure to obtain timely deliveries from our suppliers or other supplier issues;
•	our ability to successfully implement our business strategy;
•	relationships with franchisees and the financial health of franchisees;
•	legal proceedings and regulatory matters;
•	our ability to attract and retain members of our management team and other key employees; and
•	our development and expansion plans.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

PERKINS & MARIE CALLENDER’S INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
 (In thousands)

	Year Ended	Year Ended	Year Ended
	December 27,	December 28,	December 30,
	2009	2008	2007
REVENUES:
Food sales	$507,763	552,462	556,990
Franchise and other revenue	28,305	29,508	30,896
Total revenues	536,068	581,970	587,886
COSTS AND EXPENSES:
Cost of sales (excluding depreciation shown below):
Food cost	131,765	161,103	158,708
Labor and benefits	177,672	188,431	189,307
Operating expenses	145,630	152,260	149,437
General and administrative	46,153	47,829	44,874
Transaction costs	-	-	1,013
Depreciation and amortization	24,041	24,699	24,822
Interest, net	44,120	36,689	31,180
Asset impairments and closed store expenses	5,997	1,797	2,463
Goodwill impairment	-	20,202	-
Loss on extinguishments of debt	-	2,952	-
Other, net	(3,460)	446	228
Total costs and expenses	571,918	636,408	602,032
Loss before income taxes	(35,850)	(54,438)	(14,146)
Benefit from (provision for) income taxes	(171)	1,769	(1,482)
Net loss	(36,021)	(52,669)	(15,628)
Less: net earnings attributable to
non-controlling interests	198	284	707
Net loss attributable to Perkins & Marie
Callender's Inc.	$(36,219)	(52,953)	(16,335)

PERKINS & MARIE CALLENDER’S INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par and share amounts)

	December 27,	December 28,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,288	4,613
Restricted cash	8,110	10,140
Receivables, less allowances for doubtful accounts of $829 and $954 in 2009 and 2008, respectively	18,125	21,386
Inventories	11,062	12,300
Prepaid expenses and other current assets	1,864	2,996
Total current assets	43,449	51,435

PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of $156,898 and $150,056 in 2009 and 2008, respectively	75,219	93,500
INVESTMENT IN UNCONSOLIDATED PARTNERSHIP	50	48
GOODWILL	9,836	9,836
INTANGIBLE ASSETS, net of accumulated amortization of $20,179 and $19,963 in 2009 and 2008, respectively	147,013	150,847
OTHER ASSETS	16,074	17,842
TOTAL ASSETS	$291,641	323,508

LIABILITIES AND DEFICIT

CURRENT LIABILITIES:
Accounts payable	14,657	18,295
Accrued expenses	41,605	47,040
Franchise advertising contributions	4,327	5,316
Current maturities of long-term debt and capital lease obligations	503	382
Total current liabilities	61,092	71,033

LONG-TERM DEBT, less current maturities	326,042	316,534
CAPITAL LEASE OBLIGATIONS, less current maturities	11,054	13,715
DEFERRED RENT	17,092	15,343
OTHER LIABILITIES	22,277	17,741

DEFICIT:
Common stock, $.01 par value; 100,000 shares authorized;
10,820 issued and outstanding	1	1
Additional paid-in capital	150,870	149,851
Accumulated other comprehensive income (loss)	45	(4)
Accumulated deficit	(297,140)	(260,921)
Total PMCI stockholder's deficit	(146,224)	(111,073)
Noncontrolling interests	308	215
Total deficit	(145,916)	(110,858)
TOTAL LIABILITIES AND DEFICIT	$291,641	323,508

PERKINS & MARIE CALLENDER’S INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended	Year Ended	Year Ended
	December 27,	December 28,	December 30,
	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,021)	(52,669)	(15,628)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation and amortization	24,041	24,699	24,822
Asset impairments	4,476	1,292	2,237
Amortization of debt discount	1,540	647	324
Other non-cash income and expense items	(2,475)	(12)	333
Loss on disposition of assets	1,521	505	226
Goodwill impairment	-	20,202	-
Loss on extinguishment of debt	-	2,952	-
Equity in net (income) loss of unconsolidated partnership	(2)	5	82
Net changes in operating assets and liabilities	7,541	(7,110)	3,083
Total adjustments	36,642	43,180	31,107
Net cash provided by (used in) operating activities	621	(9,489)	15,479

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,733)	(18,336)	(31,547)
Proceeds from sale of assets	494	687	21
Net cash used in investing activities	(8,239)	(17,649)	(31,526)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	31,778	84,848	75,100
Repayment of revolving credit facilities	(23,791)	(101,664)	(55,100)
Proceeds from Secured Notes, net of $7,537 discount	-	124,463	-
Repayment of Term Loan	-	(98,750)	(750)
Repayment of capital lease obligations	(429)	(413)	(702)
Proceeds from (repayment of) other debt	(18)	(18)	82
Debt financing costs	(142)	(9,559)	-
Lessor financing of new restaurants	-	2,286	6,107
Distributions to noncontrolling interest holders	(105)	(402)	(519)
Capital contributions	-	12,500	1,792
Repurchase of equity ownership units in P&MC's Holding LLC	-	(572)	-
Net cash provided by financing activities	7,293	12,719	26,010

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(325)	(14,419)	9,963

CASH AND CASH EQUIVALENTS:
Balance, beginning of period	4,613	19,032	9,069
Balance, end of period	$4,288	4,613	19,032